SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 25, 2015

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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

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(Exact name of registrant as specified in its charter)

Delaware

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(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 25, 2015, Zion Oil & Gas, Inc. (the “Company”) executed a Memorandum of Understanding with , Viking Services BV (a Netherlands private company) (“Viking”) to contract for a land-based oil and gas rig with deep drilling capacity and certain other oilfield services and crew for the exploration activities within Zion’s Megiddo-Jezreel License area in Israel. Under the scope of work, Viking would provide their Rig 35, or a rig of similar capabilities with at least a 1,500 HP engine and the capability of drilling to a depth of 15,000 feet. The agreement would be for a two year term to drill two wells with an option to drill a third well. The parties anticipate a spud date for the first well (Megiddo-Jezreel #1) in the second half of 2015, subject to Zion securing full regulatory approval from the State of Israel and regional and local governing bodies.

Following the completion of the primary term of the drilling contract, the parties jointly may formally incorporate Zion Drilling, Inc. (“Zion Drilling”), which may initially lease and then may acquire and hold title to a drilling rig, either the rig under the primary term or a similar rig. Zion Drilling’s stated business purpose would be to conduct drilling on Zion’s oil and gas licenses within the State of Israel and to the extent not so utilized, to lease out the rig for hire to other Israel-based drilling projects.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press release dated February 25, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: February 25, 2015	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer

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